Exhibit 10.02

AMENDMENT TO ASSET AND RIGHTS PURCHASE AGREEMENT

This amendment (the Amendment”) is made to the Asset and Rights Purchase Agreement (the “Agreement”) entered into as of the 10th day of September 2005 by and between DR. CHRISTINA DEL PIN, having offices in Greenwich, Connecticut (“CDP”) and VOXTEC PRODUCTS INC, a Connecticut corporation (“VTI”).

W I T N E S S E T H:

WHEREAS, the parties hereto have entered into the Agreement; and

WHEREAS, VTI has paid $15,000 to  GetAGeek, Inc. to add a Simplified Billing Module to the DR SPEAK system; and

WHEREAS, CDP has agreed to extend certain periods of time as set forth in the Agreement;

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency thereof which is hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

1.

Section 1.5 of the Agreement is hereby amended to read as follows:

Consulting Services.  CDP hereby agrees to provide consulting services to VTI and its designees with respect to the Assets and Rights to the extent requested by VTI until June 30, 2007.  Notwithstanding the foregoing, CDP shall not be required to devote more than ten hours in a any calendar month in rendering such consulting services.  In connection with the rendering of the consulting services by CDP, VTI shall reimburse CDP for any expenses incurred by her, provided however, that such expenses are first approved in writing by VTI.

2.

Section 1.7 of the Agreement is hereby amended to read as follows:

Termination of Exclusivity.  Notwithstanding anything to the contrary in this Agreement, unless VTI sells a minimum of 250 Systems on or before June 30 2007 with such minimum of 250 Systems to increase by 20% above the previous twelve month’s minimum for each  twelve month period beginning each July 1st thereafter, CDP shall have the right to terminate this Agreement solely with respect to any provisions related to VTI’s exclusivity with respect to the System.  Upon any such termination, VTI’s exclusive use of the Assets and Rights shall terminate and thereafter VTI may continue to use the Assets and Rights solely on a non-exclusive basis.

3.  Other than as expressly set forth herein, the Agreement shall remain in full fore and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the 25th day of January, 2006.

VOXTEC PRODUCTS INC

CHRISTINA DEL PIN

By: _____/s/ Gary Cella_______

      __/s/ Christina Del Pin__

Its:

President

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